Exhibit 99.1

FOR IMMEDIATE RELEASE

OCTOBER 21, 2011

Contact:	Jill McMillan, Director, Public & Industry Affairs
Phone: (214) 721-9271
Jill.McMillan@CrosstexEnergy.com

CROSSTEX DECLARES QUARTERLY DISTRIBUTION AND DIVIDEND

DALLAS, October 21, 2011 — The Crosstex Energy companies today announced the declaration of the quarterly distribution for Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and the quarterly dividend for Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) from the third quarter of 2011:

•                  The quarterly distribution on the Partnership’s common units will be $0.31 per unit. The distribution is payable November 11 to unitholders of record October 31.

•                  The quarterly dividend on the Corporation’s common stock will be $0.10 per share. The dividend is payable November 11 to shareholders of record October 31.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, Texas, operates approximately 3,300 miles of pipeline, nine processing plants and three fractionators.  Crosstex Energy, L.P. currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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